
Pricing Supplement No. 50  Dated November 14, 2000  Filed Pursuant to: Rule 424(b)(3)
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(To Prospectus dated April 1, 1999 and              File No.: 333-72791
Prospectus Supplement dated April 1, 1999)

                                                       BANK ONE CORPORATION
                                                    MEDIUM-TERM NOTES, SERIES B
Date of Issue: November 17, 2000             [ ] Fixed Rate         [ ] Commercial Paper Rate Note     [ ] LIBOR Reuters
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                                             [X] Senior             [ ] Federal Funds Rate Note        [X] LIBOR Telerate
Maturity Date: March 17, 2003                [ ] Subordinated       [ ] CD Rate Note                   [ ] Prime Rate Note
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                                                                    [ ] CMT Rate Note                  [ ] Treasury Rate Note
                                                                    [ ] LIBOR Note                     [ ] Other

CUSIP: 06422NDV5
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Principal Amount: $100,000,000.00
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Issue Price (As a Percentage of Principal Amount): 100%
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Interest Rate/Initial Interest Rate: Not Available
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Interest Payment Dates: 17/th/ of every month
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Interest Reset Dates: 17/th/ of every month
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Index Maturity: 30 Days
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Designated CMT Maturity Index:____________________________

Designated CMT Telerate Page:_____________________________

Spread: +23 Basis Points
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Spread Multiplier: None
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Minimum Interest Rate: None
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Maximum Interest Rate: None
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Interest Payment Period: November 17, 2000 to December 18, 2000 and monthly
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                          thereafter, up to but excluding the interest payment
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                          date
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Interest Rate Reset Period: November 17, 2000 to December 18, 2000 and monthly
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                             thereafter, up to but excluding the interest
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                             payment date
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Redemption Date(s) or Period: None
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Optional Repayment Date(s): None
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Calculation Agent (If Applicable): Bank One, NA
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Additional Terms:
This Pricing Supplement may be used by Banc One Capital Markets, Inc. ("BOCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. BOCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.